           As filed with the Securities and Exchange Commission on April 5, 2001

                                                     Registration No. 333-______
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                                   ECOLAB INC.
             (Exact name of registrant as specified in its charter)



                  DELAWARE                               41-0231510
       (State or Other Jurisdiction of                 (I.R.S. Employer
       Incorporation or Organization)                Identification No.)

                ECOLAB CENTER
          270 NORTH WABASHA STREET
             ST. PAUL, MINNESOTA                            55102
  (Address of Principal Executive Offices)               (Zip Code)

                             -----------------------

                     ECOLAB INC. 2001 NON-EMPLOYEE DIRECTOR
                   STOCK OPTION AND DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

                             -----------------------

                            KENNETH A. IVERSON, ESQ.
                          VICE PRESIDENT AND SECRETARY
                                   ECOLAB INC.
                                  ECOLAB CENTER
                            370 NORTH WABASHA STREET
                            ST. PAUL, MINNESOTA 55102
                                 (651) 293-2125
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
   TITLE OF SECURITIES        AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
     TO BE REGISTERED       REGISTERED(1)(2)   OFFERING PRICE PER UNIT(3) AGGREGATE OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$1.00 per share(4)               500,000                $41.00                 $20,500,000.00           $5,125.00
====================================================================================================================

(1) This registration statement is also deemed, pursuant to Instruction E to Form S-8, to relate to (a) 206,600 shares of the 250,000 shares that had been previously registered on Form S-8 (File No. 333-21167) in connection with the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan, with respect to which a fee of $1,152.35 has been previously paid, and (b) 118,400 shares of the 400,000 shares that had been previously registered on Form S-8 (File No. 33-59431) in connection with the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan, with respect to which a fee of $473.35 has been previously paid.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of common stock to be offered or sold as a result of the anti-dilution provisions of the employee benefit plan described in this Registration Statement.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act, based upon the average of the high and low sale prices of the registrant's common stock on April 3, 2001, as reported on the Consolidated Transaction Reporting System of The New York Stock Exchange.

(4) Each share of common stock includes one-half share of a preferred stock purchase right.

                                EXPLANATORY NOTE

         On February 5, 1997, a total of 125,000 shares (250,000 shares after adjusting for a January 15, 1998 2-for-1 split) of the common stock (with preferred stock purchase rights) of Ecolab Inc. ("Ecolab") were registered with the Securities and Exchange Commission ("SEC") by a Registration Statement on Form S-8 (File No. 333-21167) in connection with the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan. On May 18, 1995, a total of 200,000 shares (400,000 shares after adjusting for Ecolab's January 15, 1998 2-for-1 stock split) of Ecolab's common stock (with preferred stock purchase rights) were registered with the Securities and Exchange Commission by a Registration Statement on Form S-8 (File No. 33-59431) in connection with the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan. On February 23, 2001, the Board of Directors of Ecolab approved the Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan, which replaces the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan and the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan. As of April 5, 2001, 206,600 shares of Ecolab's common stock registered under the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan and 118,400 shares of Ecolab's common stock registered under the Ecolab Inc. 1995 Non-Employee Director Stock Option Plan had not been issued under these plans and were not subject to currently outstanding stock options. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission pertaining to "Form S-8" set forth in the Division of Corporation Finance's Telephone Interpretation Manual of Publicly-Available Telephone Interpretations (July 1997), as supplemented from time to time thereafter, these remaining and unissued shares are carried forward and deemed covered by this Registration Statement on Form S-8 in connection with the Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan.

                                     PART I

                              INFORMATION REQUIRED
                         IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Ecolab (File No. 1-9328) with the SEC are incorporated by reference in this Registration Statement:

         (1) Annual report on Form 10-K for the year ended December 31, 2000;

         (2) Current reports on Form 8-K dated January 16, 2001 and January 24, 2001;

         (3) All other reports filed by Ecolab pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000; and

         (4) The descriptions of Ecolab's common stock, preferred stock and preferred stock purchase rights contained in its registration statements on Form 8-A, including any amendments or reports filed for the purpose of updating these descriptions.

         All documents filed by Ecolab with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of these documents.

         The consolidated financial statements and related financial statement schedule of Ecolab, which are included or incorporated by reference in Ecolab's Annual Report on Form 10-K for the year ended December 31, 2000, and incorporated by reference in this Registration Statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, for the periods indicated in such firm's reports thereon. The consolidated financial statements and financial statement schedule audited by PricewaterhouseCoopers LLP have been incorporated herein by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP examines and reports on the financial statements and financial statement schedules of Ecolab issued at future dates, and consents to the use of their reports thereon, such financial statements and financial statement schedules will also be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

         In addition, the combined financial statements and related financial statement schedule of Henkel-Ecolab, which are included in Ecolab's Annual Report on Form 10-K for the year ended December 31, 2000, and incorporated by reference in this Registration Statement, have been audited by PricewaterhouseCoopers Gesellschaft mit beschrankter Haftung Wirtschaftsprufungsgesellschaft, independent accountants. The combined financial statements and related financial statement schedule audited by PricewaterhouseCoopers Gesellschaft mit beschrankter Haftung Wirtschaftsprufungsgesellschaft have been incorporated herein by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing. To the extent that PricewaterhouseCoopers Gesellschaft mit beschrankter Haftung Wirtschaftsprufungsgesellschaft examines and reports on the financial statements and financial statement schedules of Henkel-Ecolab issued at future dates, and consents to the use of their reports thereon, such financial statements and financial statement schedules will also be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. Ecolab's common stock and preferred stock purchase rights to be offered and sold pursuant to this registration statement are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

         Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145, including liabilities under the Securities Act.

         Article V of Ecolab's By-Laws provides for indemnification of Ecolab's officers and directors to the full extent allowed by Delaware law.

         In addition, Article IV of Ecolab's Restated Certificate of Incorporation provides that Ecolab's directors do not have personal liability to Ecolab or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (1) for a breach of the duty of loyalty, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (3) for willful or negligent violations of certain provisions under the General Corporation Law of Delaware imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (4) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article IV, directors do not have any personal liability to Ecolab or its stockholders for any violation of their fiduciary duty.

         Ecolab has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the General Corporation Law of Delaware and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of Ecolab.

         Ecolab has entered into indemnification agreements with each of its directors. These indemnification agreements provide for the prompt indemnification "to the fullest extent permitted by law" and for the prompt advancement of expenses, including attorneys' fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that the director is or was a director, officer, employee, trustee, agent or fiduciary of Ecolab or is or was serving at the request of Ecolab as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. The indemnification agreements further provide that Ecolab has the burden of proving that a director is not entitled to indemnification in any particular case.

         The foregoing represents a summary of the general effect of the General Corporation Law of Delaware, Ecolab's By-Laws and Restated Certificate of Incorporation, Ecolab's directors and officers liability insurance coverage and the indemnification agreements for purposes of general description only.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable. No securities are to be re-offered or resold pursuant to this registration statement.

ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

EXHIBIT NO.          DESCRIPTION
-----------          -----------
5.1               Opinion and Consent of Kenneth A. Iverson (filed herewith electronically).

23.1              Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

23.2              Consent of PricewaterhouseCoopers GmbH (filed herewith electronically).

23.3              Consent of Kenneth A. Iverson (included in Exhibit 5.1).

24.1              Powers of Attorney (filed herewith electronically).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on April 5, 2001.


                                          ECOLAB INC.

                                          By: /s/ Allan L. Schuman
                                             ----------------------------------
                                              Allan L. Schuman
                                              CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 5, 2001 by the following persons in the capacities indicated.

SIGNATURE                                       TITLE
----------------------------------------------  -------------------------------

/s/ Allan L. Schuman                            Chairman of the Board and Chief
----------------------------------------------  Executive Officer (principal
Allan L. Schuman                                executive officer) and Director

/s/ L. White Matthews, III                      Executive Vice President and
----------------------------------------------  Chief Financial Officer
L. White Matthews, III                          (principal financial officer)
                                                and Director

/s/ Steven L. Fritze                            Vice President and Controller
----------------------------------------------  (principal accounting officer)
Steven L. Fritze

/s/  Kenneth A. Iverson                         Directors
----------------------------------------------
Kenneth A. Iverson, as attorney-in-fact
for Les S. Biller, Ruth S. Block, Jerry A.
Grundhofer, James J. Howard, William L. Jews,
Joel W. Johnson, Jerry W. Levin, Robert L.
Lumpkins and Hugo Uyterhoeven

Directors not signing
---------------------
Stefan Hamelmann
Ulrich Lehner

                                   ECOLAB INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

EXHIBIT NO.   ITEM                                                          METHOD OF FILING
-----------   -----------------------------------------------------------   ------------------------------
5.1           Opinion and Consent of Kenneth A. Iverson..................   Filed herewith electronically.

23.1          Consent of PricewaterhouseCoopers LLP......................   Filed herewith electronically.

23.2          Consent of Consent of PricewaterhouseCoopers GmbH..........   Filed herewith electronically.

23.3          Consent of Kenneth A. Iverson..............................   Included in Exhibit 5.1.

24.1          Powers of Attorney.........................................   Filed herewith electronically.